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                                                                       EXHIBIT 5
                                                                       ---------


                       Vedder, Price, Kaufman & Kammholz
                            222 North LaSalle Street
                               Chicago, IL 60601


                                         September 9, 1998
First Midwest Bancorp, Inc.
300 Park Blvd., Suite 405
P.O. Box 459
Itasca, IL 60143-0459

     Re:  First Midwest Bancorp, Inc.
          Registration Statement on Form S-8
          Non-Employee Directors' Stock Option Plan
          -----------------------------------------

Gentlemen:

     We are acting as special counsel to First Midwest Bancorp, Inc. (the "Corporation") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 25,000 shares of the Corporation's common stock, $.01 par value, including preferred share purchase rights (collectively, "Common Stock"). The Common Stock is issuable under the Corporation's Non-Employee Directors' Stock Option Plan (the "Plan"). The opinion set forth below relates only to the Common Stock covered by the Registration Statement.

     In connection with our opinion below, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-laws of the Corporation, as amended, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Corporation and by public officials.

     Based on the foregoing, we are of the opinion that the 25,000 shares of Common Stock when issued by the Corporation in connection with the Plan will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, provided that such shares are issued in accordance with the terms of the Plan and awards made as contemplated thereunder.

     The opinion expressed herein is limited to the laws and judicial practices of the State of Delaware currently in effect.

     We hereby consent to filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come under the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the rules and regulators of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  /s/VEDDER, PRICE, KAUFMAN & KAMMHOLZ